UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 18, 2012

        PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)
Nevada (State or Other Jurisdiction of Incorporation)	0-11635 (Commission File Number)	59-2058100 (I.R.S. Employer Identification No.)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure

On August 18, 2012, the Board of Directors of PhotoMedex, Inc. (the “Company”) authorized the Company to purchase up to $25 million of the Company’s common shares using open market purchases, privately negotiated agreements or other transactions over a one year period from the authorization date. Such purchases shall be made from time to time, in amounts and at prices the Company’s management deems appropriate in collaboration with the Board of Directors, subject to market conditions and other considerations. The shares will be purchased with cash on hand. The share repurchase program may be suspended or discontinued at any time without prior notice.

Item 8.01	Other Events.

On August 18, 2012, the Company issued a press release announcing that its Board of Directors has authorized a share repurchase program of up to $25 million of the Company's outstanding common shares.  A copy of the press release regarding the Company's share repurchase program is furnished with this Form 8-K and attached hereto as Exhibit 99.1, and is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01	Financial Statements and Exhibits

d)           Exhibits.

99.1          Press Release dated August 18, 2012 issued by PhotoMedex, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: August 23, 2012	By: /s/ Dolev Rafaeli
Dolev Rafaeli Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated August 18, 2012 issued by PhotoMedex, Inc.